EXHIBIT (a)(1)(J)

FORM OF EMAIL TO OPTIONHOLDERS
PROVIDING AMENDED MATERIALS

This afternoon we will file an Amendment No. 1 to the Schedule TO-I originally filed with the SEC on August 2, 2013 (the “Amendment”). The Amendment responds to comments received by the SEC in response to the Schedule TO-I. In particular, the Offer to Exchange has been revised to include summary financial information of the Company in compliance with SEC rules. The Amendment is being distributed to you in pdf form attached to this email and should be read in conjunction with the originally filed Schedule TO-I and related exhibits.

The Amendment does not alter your ability to participate, or decline participation in the Exchange Offer, or amend any of the terms of the Offer.  If you have already submitted an Election Form, you do not need to submit a new Election Form in order to participate in the Exchange Offer. You may continue to submit Election and/or Withdrawal Forms at any time up until the conclusion of the Offer, according to the submission instructions contained in Exchange Offer documents.

As a reminder, the Offer is currently scheduled to end on or about August 29, 2013, at 9:00 p.m. Pacific Time, unless we are required to or decide to extend the offer.

Important Notice:

THIS EMAIL COMMUNICATION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT AN OFFER TO EXCHANGE ANY OPTIONS TO PURCHASE SHARES OF AUGME COMMON STOCK. THE EXCHANGE OFFER IS BEING MADE SOLELY BY THE OFFER TO EXCHANGE AND THE RELATED TERMS OF ELECTION, AS FILED WITH THE SEC. OPTION HOLDERS ARE URGED TO READ THE DOCUMENTS ASSOCIATED WITH THE EXCHANGE OFFER FILED WITH THE SEC, AS DESCRIBED ABOVE.

ALTHOUGH OUR BOARD OF DIRECTORS HAS APPROVED THIS OFFER, NEITHER THE COMPANY, OUR BOARD OF DIRECTORS, NOR OUR EXECUTIVE OFFICERS MAKE ANY RECOMMENDATION AS TO WHETHER YOU SHOULD ELECT TO EXCHANGE OR REFRAIN FROM ELECTING TO PARTICIPATE IN THE OFFER. YOU MUST MAKE YOUR OWN DECISION REGARDING WHETHER TO ELECT TO EXCHANGE YOUR OPTIONS.

AUGME HAS NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON OUR BEHALF REGARDING THE EXCHANGE OFFER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THE INFORMATION TO WHICH WE HAVE REFERRED YOU. IF ANYONE MAKES ANY RECOMMENDATION OR REPRESENTATION TO YOU OR GIVES YOU ANY INFORMATION, YOU MUST NOT RELY UPON THAT RECOMMENDATION, REPRESENTATION OR INFORMATION AS HAVING BEEN AUTHORIZED BY AUGME.